Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350 as Adopted

Pursuant to the Sarbanes-Oxley Act of 2002

The following statement is provided by the undersigned with respect to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed pursuant to any provision of the Securities Exchange Act of 1934 or any other securities law:

The undersigned certifies that the foregoing Report on Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Kaanapali Land, LLC.

Date:   May 14, 2024

By:	/s/ Stephen A. Lovelette
Stephen A. Lovelette President, Chief Executive Officer and Chief Financial Officer